C-3

2,000,000

See Reverse for Certain Definitions

Incorporated under the laws of the State of Delaware

Atossa Genetics Inc.

Total Authorized Issue 60,000,000 Shares

50,000,000 Shares 0.001 Par Value
Common Stock

10,000,000 Shares 0.001 Par Value
Preferred Stock

This is to certify that Steven C. Quay, MD, PhD is the owner of two millions shares (2,000,000)

Fully Paid and Non-Assessable Shares of Common Stock of
Atossa Genetics Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated April 30, 2009

Secretary

President

COPRIT, NEW YORK

For Value Received ___________________ hereby sells, assigns, and transfers unto, _______________________, ________ shares represented by the within certificate and hereby irrevocably constitutes and appoints __________________ as Attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.

Dated __________

In presence of                                           ______________________________                                                                                     _________________________________
Witness                                                               Stockholder

NOTICE:  THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT).  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.  COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.